Exhibit 5.1

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

October 12, 2011

Susser Holdings Corporation

4525 Ayers Street

Corpus Christi, Texas 78415

Ladies and Gentlemen:

We have acted as counsel to Susser Holdings Corporation, a Delaware corporation (“Susser”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, File No. 333-[            ], dated as of the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of shares of common stock of Susser, par value $0.01 per share (the “Shares”), by selling securityholders, from time to time.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Amended and Restated Certificate of Incorporation of Susser, as amended; (ii) the Registration Statement; (iii) the prospectus contained within the Registration Statement; and (iv) such corporate records records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Susser, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Susser.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been validly issued and fully paid and are non-assessable.

The opinions expressed above with respect to validity and binding effect are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinion expressed herein is limited to the laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

2